Exhibit 99.2

                           THIRD AMENDMENT TO THE GAF
                  SALARIED EMPLOYEES' CAPITAL ACCUMULATION PLAN


            THIS AMENDMENT, made this 3rd day of March, 1997, by GAF Corporation (hereinafter called the "Employer").

                              W I T N E S S E T H:

            WHEREAS, the Employer did establish the GAF Salaried Employees' Capital Accumulation Plan (the "Plan") for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended, and

            WHEREAS, the Employer reserved the right to amend said Plan;

            NOW, THEREFORE, the Plan shall be amended as follows:

Effective as of January 1, 1997, the Plan is hereby amended as follows:

1. The name of the Plan as set forth in Section 1.1, and elsewhere in the Plan, is hereby changed to the "Capital Accumulation Plan for Employees of GAFMC and ISP".

2. Section 2.8 is hereby amended to read as follows:

            "2.8  'Boards' shall mean the boards of directors of the Employers."

3. The Plan is hereby amended by the deletion of the term "GAF/ISP Annual Contributions" under Section 2.27 and wherever else it appears in the Plan and the substitution of the term "Company Annual Contributions" in lieu thereof.




NYFS01...:\01\47201\0001\2119\AMD4228M.300
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4. The Plan is hereby amended by the deletion of the term "GAF/ISP Annual
Contributions Account" under Section 2.28 and wherever else it appears in the Plan and the substitution of the term "Company Annual Contributions Account" in lieu thereof.

5. Section 2.34 is hereby replaced in its entirety to read as follows:

            "2.34 'ISP Stock Fund' shall mean a fund for investment in the common stock of International Specialty Products, Inc. All shares of stock held in the fund shall be voted, and all options and warrants held in the fund shall be exercised, in accordance with the Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, all amounts held in the ISP Stock Fund shall be accounted for and allocated to Participants on a unit basis, with Participants invested therein owning a percentage of the ISP Stock Fund and not the underlying shares of the common stock of International Specialty Products, Inc."

6. Section 2.67 is hereby replaced in its entirety to read as follows:

            "2.67 'Year of Eligibility Service' shall mean the 12-month period beginning on the Employee's Employment Commencement Date, and each calendar year that begins thereafter, if the Employee completes at least 1,000 Hours of Service in such 12-month period or calendar year.

7. Subsection 3.1(c) is hereby replaced in its entirety to read as follows:

            "(c) Part-Time Employees. Each other Eligible Employee who is not regularly scheduled for full-time employment with the Company may begin to participate in the Plan on the first day of the first calendar month coincident with or immediately following the date on which the Eligible Employee first completes 1,000 Hours of Service in the 12-month period beginning on the Employee's Employment Commencement Date or in any calendar year that begins thereafter."



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8. Subsection 3.1(f) is hereby replaced in its entirety to read as follows:

            "(f) Reemployment. A former active Participant whose active participation in the Plan has terminated pursuant to this paragraph and who is reemployed by an Employer or a nonparticipating Affiliate shall again become a Participant on the first day of the calendar month coincident with or immediately following his Reemployment Commencement Date."

9. Subsection 3.1(g) is hereby replaced in its entirety to read as follows:

            "(g) Excluded Employees. An Employee who is an Excluded Employee on the date on which he would otherwise qualify for participation in the Plan under paragraph (a), (b), (c), (d), (e), or (f) shall become a Participant on the first day of the calendar month coincident with or immediately following the date on which he is no longer an Excluded Employee."

10. Section 3.3(e) is hereby amended by the addition of the following phrase at the end of the sole sentence thereunder:

            ". . . provided, however, that such Employee is regularly scheduled for permanent full-time employment with the Company."

11. Section 4.5 is hereby amended by the addition of a new Subsection 4.5(f) thereunder as follows:

            "(f) Restrictions. Participants who are not regularly scheduled for permanent full-time employment with the Company are not eligible to receive a Company Annual Contribution under this Section 4.5."

12. Subsection 5.3(b) is hereby replaced in its entirety to read as follows:

            "(b) Restriction on ISP Stock Fund. Matching Contributions, Non-Matching Contributions, Salary Reduction Contributions and Voluntary Contributions of those Participants who are Employees of International Specialty Products,



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            Inc. may be invested in the ISP Stock Fund. The Account of a
            Participant who is not an Employee of International Specialty Products, Inc. may not be invested in the ISP Stock Fund; provided, however, that if and to the extent that the Account of any such Participant was invested in the ISP Stock Fund as of December 31, 1996, such portion of the Participant's Account may continue to be invested in the ISP Stock Fund."

13. Appendix A is hereby amended by the addition of a new Subsection 6.1(c) thereunder as follows:

            "(c) Form and Timing of Distributions. The provisions of Section 6.3 of the Plan, subject to Article XII (Qualified Domestic Relations Order) of the Plan, shall apply for purposes of determining the form and timing of distributions to Participants under paragraphs (a) and
            (b)of this Section 6.1."

Effective as of April 1, 1997, the Plan is hereby amended as follows:

14. Section 2.1 is hereby amended to read as follows:

            "2.1 'Accounts' shall mean the Salary Reduction Contribution Account, Matching Contribution Account, Voluntary Contribution Account, Non-Matching Contribution Account, Company Annual Contribution Account, Rollover Contribution Account and Pension Transfer Account established for each Participant under the Plan."

15. The first sentence of Section 2.22 is hereby amended to read as follows:

            "2.22 'Employer' shall mean the Company, International Specialty Products, Inc., Building Materials Corporation of America, U.S. Intec, Inc. and any Affiliate which, with the approval of the Boards, adopts this Plan by written resolution, and any successor to the Company, or such participating Affiliate."

16. Article II is hereby further amended by the addition of the following
Section 2.68 at the end thereof:



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            "2.68 'Pension Transfer Account' shall mean the Account established for a Participant to which a trust-to-trust transfer from the U.S. Intec, Inc. 401(k) Plan is credited, pursuant to Section 4.21."

17. Article IV is hereby amended by the addition of the following Section 4.21 at the end thereof:

            "4.21 Special Account for U.S. Intec Inc. Salaried Employees. A separate Pension Transfer Account shall be established under the Plan for trust to trust transfers from the U.S. Intec, Inc. 401(k) Plan of amounts held thereunder in the Pension Transfer Accounts of salaried employees of U.S. Intec, Inc. who are Participants in this Plan. A Participant shall not be entitled to receive a distribution of his Pension Transfer Account prior to his Termination of Employment, and the provisions of Article VII hereof, dealing with Plan loans, shall not apply to the Pension Transfer Account."

18. The first sentence of Section 5.1 is hereby amended to read as follows:

            "5.1 Establishment of Participant's Accounts. The Committee shall establish on its books for each Participant, if applicable, a Salary Reduction Contribution Account, a Matching Contribution Account, a Voluntary Contribution Account, a Non-Matching Contribution Account, a Rollover Account and a Pension Transfer Account."

19. Section 6.2 is hereby amended by the addition of the following Subsection 6.2(c) at the end thereof:

            "(c) Provisions Applicable to Distributions of Participants with Pension Transfer Accounts. Notwithstanding the foregoing, as to a Participant for whom a Pension Transfer Account is maintained, in the event of the death of such a Participant prior to his Annuity Starting Date, as defined in Section 6.9 hereof, and who has a surviving spouse, then 50% of the value of the Participant's Accounts shall be used to purchase from a commercial insurer an annuity payable to the Participant's surviving spouse, commencing



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            immediately, payable on a monthly basis for the life of the surviving spouse with no further benefits payable after the first day of the month in which the surviving spouse's death occurs. This annuity is referred to in this Section 6.2(c) as the "Pre-Retirement Survivor Annuity." If the value of the Pre-Retirement Survivor Annuity is less than $3,500, then the Committee shall distribute the value of the Pre-Retirement Survivor Annuity to the surviving spouse of the Participant in a lump sum payment. If the value of the Pre-Retirement Survivor Annuity equals or exceeds $3,500, then the surviving spouse may elect that the value of the Pre-Retirement Survivor Annuity be paid in a form under Section 6.3 hereof.

                  The portion of the Participant's Accounts that is not payable under this Section 6.2(c) in the form of a Pre-Retirement Survivor Annuity shall be paid to the Participant's Beneficiary in accordance with paragraphs (a) and (b) of this Section 6.2.

                  The Participant may elect, however, during the election
            period, to waive this Pre-Retirement Survivor Annuity, and may instead elect a non-spouse Beneficiary, or an alternative form of payment under Section 6.3 hereof. The election period shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and shall end on his date of death; provided, however, in the event a Participant ceases to be an Employee prior to the beginning of such election period, the period shall instead begin on the date he ceases to be an Employee.

                  Prior to the election period, beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year in which the Participant attains age thirty-four (34) (or, within a reasonable period of time after an Employee becomes a Participant or ceases to be an Employee prior to age thirty-five (35)), the Plan Administrator shall provide him with an explanation of the Pre-Retirement Survivor Annuity, his right to waive such annuity (with



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            spousal consent as defined hereinafter) and his right to revoke any such election and to make a new election hereunder. If a married Participant duly elects to waive the Pre-Retirement Survivor Annuity, any death benefit shall be paid in accordance with a form of payment provided under Section 6.3 hereof.

                  Any election by a married Participant hereunder not to receive the Pre-Retirement Survivor Annuity must be consented to by his spouse, unless it is proven to the satisfaction of the Committee that his spouse cannot be located. Such consent must be in writing, must acknowledge the form of payment being elected and the specific beneficiary, if applicable, as well as the effect of the waiver, and must either be witnessed by a Plan representative or notarized. Any spousal consent hereunder shall be irrevocable as to the spouse providing such consent, but shall not bind any future spouse. In the event a Participant revokes an election not to receive the Pre-Retirement Survivor Annuity, spousal consent to such revocation shall not be required, but any subsequent elections (including an election of a different beneficiary or form of payment) must comply with the provisions of this Section 6.2(c)."

20. Article VI is hereby further amended by the addition of the following
Section 6.9 at the end thereof:

            "6.9 Provisions Applicable to Distributions to Participants with Pension Transfer Accounts. Notwithstanding any other provisions of this Article VI as to a Participant for whom a Pension Transfer Account is maintained under this Plan, payment of his Accounts shall be subject to the special provisions of this paragraph. If such a Participant is not married at his Annuity Starting Date, and unless an election to the contrary is in effect in accordance with the subsequent provisions of this Section 6.9, payment of his Accounts shall be made in the form of an annuity, commencing immediately, payable on a monthly basis for the life of the Participant, with no further benefits payable after the first day of the month in which his death occurs.



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                  If such a Participant is married on his Annuity Starting Date, and unless an election to the contrary is in effect in accordance with the subsequent provisions of this Section 6.9, payment of his Accounts shall be made in the form of an annuity, commencing immediately, payable on a monthly basis for the life of the Participant with a survivor annuity for the life of the Participant's spouse on the Annuity Starting Date equal to 50% of the amount of the annuity that was payable to the Participant.

                  The annuities provided for in this Section 6.9 shall be
            purchased from a commercial insurer based upon the value of the Participant's Accounts balance.

                  For the purposes of this Section 6.9 the term "Annuity
            Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

                  Within a reasonable period of time before a Participant's
            Annuity Starting Date, he shall be provided, by the Committee, in writing, an explanation of the terms and conditions of the annuity form of distribution under this Section 6.9, his right to waive such annuity (with spousal consent as defined hereinafter), and his right to revoke any such election and to make a new election hereunder. Such election may be made by the Participant, and revoked and a new election made, at any time within the election period, which shall be a ninety (90) day period ending on his Annuity Starting Date; provided, however, that if the explanation of the terms and conditions of the annuity form of distribution under this Section
            6.9 is provided after the Annuity Starting Date, then the election period shall not end before the 30th day after the date on which such explanation is provided unless the Participant (with the consent of the Participant's spouse) elects to waive the 30-day requirement and the distribution commences more than 7 days after such explanation is provided.



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                  If a married Participant duly elects to waive the annuity form of distribution, or an unmarried Participant duly elects not to receive his benefit in the annuity form provided under this Section 6.9, his Accounts shall be paid in accordance with the provisions of
            Section 6.3.

                  Any election by a married Participant hereunder not to receive his Accounts in the form of an annuity must be consented to by his spouse, unless it is proven to the satisfaction of the Committee that his spouse cannot be located. Such consent must be in writing, must acknowledge the specific beneficiary and form of benefit being elected, as well as the effect of the waiver, and must either be witnessed by a Plan representative or notarized. Any spousal consent hereunder shall be irrevocable as to the spouse providing such consent but shall not bind any future spouse. In the event a Participant revokes an election not to receive his benefit in the form of an annuity, spousal consent to such revocation shall not be required, but any subsequent elections (including an election of a different beneficiary or form of payment) must comply with the provisions of this Section 6.9."

21. Article VIII is hereby amended by the deletion of the word "Board" wherever it appears thereunder and the insertion of the word "Boards" in lieu thereof.

22. In all other respects, the Plan shall remain unchanged by this Amendment.


            IN WITNESS WHEREOF, the Employer has caused this instrument to be executed the day and year first above written.


                                          GAF CORPORATION

                                          By: /s/ [Illegible]
                                             ------------------------




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